SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HORIZON ORGANIC HLDG

			  GABELLI SECURITIES, INC.
                    	GABELLI ASSOCIATES LTD
                                10/30/03           15,000            23.9494
                                10/29/03            5,000            23.9000
                    	GABELLI ASSOCIATES FUND
                                10/31/03            6,449            23.9513
                                10/30/03           15,100            23.9494
                                10/29/03            4,000            23.9000
                    GAMCO INVESTORS, INC.
                                10/31/03           11,000            23.9513
                                10/31/03            3,042            23.9397
                                10/29/03            1,000            23.9000
                                10/29/03            1,377            23.9200
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                11/03/03           44,600            23.9600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.